Exhibit 99.1

Gilead Contacts	Scholar Rock Contacts
Investors: Sung Lee +1 650-524-7792	Investors/Media: Catherine Hu chu@scholarrock.com +1 917-601-1649
Media: Arran Attridge +1 650-425-8975	Media: Kathryn Morris Kathryn@theyatesnetwork.com +1 914-204-6412

For Confidential Review

GILEAD SCIENCES AND SCHOLAR ROCK ANNOUNCE STRATEGIC COLLABORATION TO DEVELOP NOVEL THERAPIES FOR FIBROTIC DISEASES

– Companies to Develop Highly Specific Inhibitors of Local TGFβ Activation –

Foster City, Calif., and Cambridge, Mass., December 19, 2018 – Gilead Sciences, Inc. (NASDAQ: GILD) and Scholar Rock Holding Corporation (NASDAQ: SRRK) announced today that the companies have entered into a strategic collaboration to discover and develop highly specific inhibitors of transforming growth factor beta (TGFβ) activation for the treatment of fibrotic diseases.

Under the collaboration, Gilead has exclusive options to license worldwide rights to product candidates that emerge from three Scholar Rock TGFβ programs: inhibitors that target activation of latent TGFβ1 with high affinity and specificity, inhibitors that selectively target activation of latent TGFβ1 localized to extracellular matrix, and a third TGFβ discovery program. Scholar Rock is responsible for antibody discovery and preclinical research through product candidate nomination, after which, upon exercising the option for a program, Gilead will be responsible for the program’s preclinical and clinical development and commercialization. Scholar Rock retains exclusive worldwide rights to discover, develop, and commercialize certain TGFβ inhibitors for oncology and cancer immunotherapy.

“Gilead is committed to developing innovative therapies that address a range of fibrotic diseases, including non-alcoholic steatohepatitis and diabetic kidney disease,” said John McHutchison, MD, AO, Chief Scientific Officer and Head of Research and Development, Gilead Sciences. “We are excited to work with Scholar Rock to investigate this novel approach to TGFβ inhibition as an important aspect of our research programs in fibrotic diseases.”

In connection with the collaboration agreement, Scholar Rock will receive $80 million in upfront payments, comprised of $50 million cash and $30 million purchase of Scholar Rock Holding Corporation common stock. In addition, Scholar Rock will receive a one-time milestone payment of $25 million upon the successful completion of specific preclinical studies and be eligible to receive up to an additional $1,425 million in potential payments aggregated across all three programs based on the successful achievement of certain research, development, regulatory and commercialization milestones. Scholar Rock would also receive high single-digit to low double-digit tiered royalties on sales of potential future products originating from the collaboration.

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“Gilead’s commitment to developing innovative therapies for fibrotic diseases makes the company an ideal partner to maximize the value of candidates from our TGFβ program,” said Nagesh Mahanthappa, Ph.D, President and CEO of Scholar Rock. “This collaboration also emphasizes our belief in the tremendous potential of Scholar Rock’s broad pipeline of highly specific modulators targeting the TGFβ superfamily, with potential applications in a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia.”

Fibrosis is a debilitating pathological feature of many diseases that scars tissues and vital organs and is a major cause of morbidity and mortality. TGFβ-driven signaling is thought to be a central regulator of fibrosis. Inhibitors of TGFβ signaling discovered through Scholar Rock’s proprietary platform have been shown to selectively prevent the activation of the growth factor in the fibrotic matrix in vitro and in preclinical models. By targeting the disease microenvironment, these highly specific inhibitors of TGFβ activation may offer a novel approach to suppressing pro-fibrotic signaling in multiple organs.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role.  Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia.  Scholar Rock’s newly elucidated understanding of the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/).

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

About Gilead Sciences

Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California. For more information on Gilead Sciences, please visit the company’s website at www.gilead.com.

Scholar Rock Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding the potential of the TGFβ program and Scholar Rock’s collaboration with Gilead. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements.

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December 19, 2018	Page 3

These risks and uncertainties include those risks more fully discussed in the section entitled “Risk Factors” in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Gilead Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risk that the parties may not realize the potential benefits of this collaboration and Gilead may fail to develop and/or commercialize any product candidates from the TGFβ program. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. These and other risks are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

For more information on Gilead Sciences, please visit the company’s website at www.gilead.com, follow Gilead on Twitter (@GileadSciences) or call Gilead Public Affairs at 1-800-GILEAD-5 or 1-650-574-3000.